EXHIBIT 24
NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
______________________________
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Troy A. Clarke, Walter G. Borst, and Samara A. Strycker, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign Navistar International Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TROY A. CLARKE	President and Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2015
Troy A. Clarke

/s/ WALTER G. BORST	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2015
Walter G. Borst

/s/ SAMARA A. STRYCKER	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 17, 2015
Samara A. Strycker

/s/ MICHAEL N. HAMMES	Director	December 17, 2015
Michael N. Hammes

/s/ VINCENT J. INTRIERI	Director	December 17, 2015
Vincent J. Intrieri

/s/ JAMES H. KEYES	Director	December 17, 2015
James H. Keyes

/s/ STANLEY A. MCCHRYSTAL	Director	December 17, 2015
Stanley A. McChrystal

/s/ SAMUEL J. MERKSAMER	Director	December 17, 2015
Samuel J. Merksamer

/s/ MARK H. RACHESKY	Director	December 17, 2015
Mark H. Rachesky

/s/ DENNIS D. WILLIAMS	Director	December 17, 2015
Dennis D. Williams

/s/ MICHAEL F. SIRIGNANO	Director	December 17, 2015
Michael F. Sirignano

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